UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 8, 2009

REGAN HOLDING CORP.
(Exact name of registrant as specified in its charter)
California	000-19704	68-0211359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2090 Marina Avenue Petaluma, California 94954 (Address of principal executive offices) (707) 778-8638 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On September 8, 2009, Conseco Marketing L.L.C. (parent company of Washington National Insurance Company) and Legacy Marketing Group (a subsidiary of Regan Holding Corp.) entered into a mutual agreement (the “Letter Agreement”) to terminate the Marketing Agreement, effective as of October 10, 2005, between Conseco Marketing L.L.C. and Legacy Marketing Group (the “Marketing Agreement”).  The Letter Agreement provided for the termination of the Marketing Agreement effective October 10, 2009.  The Marketing Agreement’s initial term was due to expire on October 10, 2009, subject to an automatic renewal provision.  After November 1, 2009, Conseco Marketing’s RewardMark® Series fixed index annuities products will no longer be sold through the Legacy Marketing Group sales network.

Section 9 – Financial Statements and Exhibits

(d)

Exhibits.

Exhibit 99.1

Letter Agreement regarding the termination of the Marketing Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAN HOLDING CORP.

(Registrant)

Date: October 16, 2009

/s/ R. Preston Pitts

R. Preston Pitts

President, Chief Financial Officer and Chief Operating Officer